QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Registration Statement of Tidelands Bancshares, Inc. on Form S-1 of our report dated February 26, 2010, on our audit of the consolidated financial statements of Tidelands Bancshares, Inc. for the year ended December 31, 2009 and to the reference to us under the heading "Experts" in the Registration Statement.

Elliott Davis, PLLC
Charlotte, North Carolina
February 26, 2010

700 East Morehead Street Suite 400, Charlotte, NC 28202    Phone: 704.333.8881    Fax: 704.333.2905    elliottdavis.com

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM